UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
On June 25, 2007, Critical Therapeutics, Inc. (the “Company”) and Dey, L.P., an affiliate of Merck KGaA of Darmstadt, Germany (“DEY”), entered into a co-promotion agreement relating to DEY’s product Perforomist™ (formoterol fumarate) Inhalation Solution (“Perforomist”) for the treatment of chronic obstructive pulmonary disease. Under the co-promotion agreement, DEY granted to the Company a right and license or sublicense to promote and detail Perforomist in the United States, together with DEY. The co-promotion agreement supersedes a binding letter agreement between the Company and DEY dated March 13, 2007 relating to the co-promotion of Perforomist.
Both the Company and DEY have agreed to use diligent efforts to promote Perforomist in the United States during the term of the co-promotion agreement. In addition, after the later of the commercial launch date for Perforomist and such time as the Company has completed the expansion of its sales force to at least 40 representatives and begins detailing Perforomist, the Company has agreed to provide a minimum number of primary detail equivalents per month for Perforomist to a specified group of office-based physicians and other health care professionals. The Company is responsible for its own sales force expenses, including the cost of promotional materials used by its sales force.
Under the co-promotion agreement, after the later of the commercial launch date for Perforomist and such time as the Company has completed the expansion of its sales force to at least 40 representatives and begins detailing Perforomist, DEY agreed to pay the Company a co-promotion fee under a calculation based on retail sales of Perforomist.
During the term of the co-promotion agreement and for a period of one year after the expiration or termination of the co-promotion agreement, the Company has agreed not to manufacture, detail, sell, market or promote in the United States any product containing forms or derivatives of formoterol (“FAPI”) as one of the active pharmaceutical ingredients for Perforomist’s approved indications, other than Perforomist during the term of the co-promotion agreement. Notwithstanding the foregoing, if the Company signs a definitive agreement to be acquired by or merged with a third party that markets, manufactures, sells, details or promotes a product containing FAPI for sale in the United States, then, in lieu of the foregoing non-competition provision, the Company has agreed to specified restrictions on the activities of its sales representatives for a specified 180 day period.
The co-promotion agreement has a term expiring on December 31, 2013, which may be extended upon mutual agreement by the parties. The Company has the right to terminate the co-promotion agreement after June 30, 2008 with 90-days advance written notice to DEY. In addition, each party has the right to terminate the co-promotion agreement with 90-days advance written notice in the event that the zileuton co-promotion agreement between the Company and DEY dated March 13, 2007 is terminated. If the Company signs a definitive agreement to be acquired by or merged with a third party that markets, manufactures, sells, details or promotes a product containing FAPI for sale in the United States, each party will have the right to terminate the co-promotion agreement with three business days advance written notice. Each party has the right to terminate the co-promotion agreement upon the occurrence of a material uncured breach by the other party.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Scott B. Townsend
Scott B. Townsend
Senior Vice President of Legal Affairs and General Counsel